                                                                      Exhibit 11

                               ALFA CORPORATION
                STATEMENT OF COMPUTATION OF PER SHARE EARNINGS


     The following computations set forth the calculation of basic and diluted net income per common share and common share equivalents for the nine month and three month periods ended September 30, 2001 and 2000:

                                                 Nine Months Ended             Three Months Ended
                                                   September 30,                  September 30,
                                           ---------------------------    ---------------------------
                                               2001            2000           2001            2000
                                           -----------     -----------    -----------     -----------
Net income                                 $50,343,269     $50,998,181    $18,595,533     $13,812,752
                                           ===========     ===========    ===========     ===========

Weighted average number of
 common shares outstanding                  39,157,857      39,194,840     39,153,245      39,050,892
                                           ===========     ===========    ===========     ===========

  Net income per common share - Basic      $      1.29     $      1.30    $      0.47     $      0.35
                                           ===========     ===========    ===========     ===========

                                                 Nine Months Ended             Three Months Ended
                                                   September 30,                  September 30,
                                           ----------------------------------------------------------
                                               2001            2000           2001            2000
                                           -----------     -----------    -----------     -----------
Net income                                 $50,343,269     $50,998,181    $18,595,533     $13,812,752
                                           ===========     ===========    ===========     ===========
Weighted average number of
 common shares outstanding                  39,157,857      39,194,840     39,153,245      39,050,892

Common share equivalents resulting from:
  Dilutive stock options                       316,278         230,748        365,828         260,185
                                           -----------     -----------    -----------     -----------

Adjusted weighted average number
 of common and common equivalent
 shares outstanding                         39,474,135      39,425,588     39,519,073      39,311,077
                                           ===========     ===========    ===========     ===========

  Net income per common share - Diluted    $      1.28     $      1.29    $      0.47     $      0.35
                                           ===========     ===========    ===========     ===========
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